UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Medinotec, Inc.

(Exact name of registrant as specified in its charter)

Nevada	36-4990343
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Northlands Deco Park | 10 New Market Street | Stand 299 Avant Garde Avenue

North Riding | Johannesburg | South Africa 2169

(Address of principal executive offices) (Zip Code)

Securities to be registered to Section 12(b) of the Act:

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with Regulation A offering, check the following box. ☐

Securities Act registration statement to which this form relates: 333-265368

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Stock, par value $0.001 per share	N/A

Item 1.	Description of Registrant’s Securities to Be Registered.

The securities being registered hereby are common stock, par value $0.001 per share (the “Common Stock”) of Medinotec, Inc. (the “Company”). The description of the Common Stock set forth under the heading “Description of Securities” in the final prospectus, dated November 18, 2022, filed with the Securities and Exchange Commission on November 18, 2022, and forming a part of the Company’s registration statement on Form S-1 (File No. 333-265368) (the “Registration Statement”) to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed with the U.S. Securities and Exchange Commission is also incorporated by reference herein.

In addition, the Registrant hereby incorporates its most recent Annual Report on Form 10-K (the “Form 10-K”) (File No. 333-265368) filed with the Securities and Exchange Commission on July 25, 2024, including the “Description of Securities” attached as Exhibit 4.2 to the Company’s Form 10-K, which updates the “Description of Securities” contained in the Registration Statement.

Item 2.	Exhibits.

Exhibit		Reference		Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith

3.1	Articles of Incorporation	S-1	3.1	6/2/2022

3.2	Articles of Amendment	S-1	3.3	6/2/2022

3.3	Bylaws	S-1	3.3	6/2/2022

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MEDINOTEC, INC.

Date: April 16, 2025	By:	/s/ Pieter van Niekerk
Name: Pieter van Niekerk
Title: Chief Financial Officer

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